Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MEI Pharma, Inc.

San Diego, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-238056, 333-225465, 333-186070, 333-184011, 333-174789, 333-146453, and 333-136440) and Form S-8 (File Nos. 333-229554, 333-216103, 333-213278, 333-201703, 333-179591, 333-174790, 333-169719, and 333-156985) of MEI Pharma, Inc. (the “Company”) of our report dated September 9, 2020, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California

September 9, 2020